UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  May 24, 2007

BPZ Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                 Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

c)     Effective May 24, 2007, the Company appointed Edward G. Caminos as Chief Financial Officer of the Company.  Mr. Caminos, age 44, joined the Company as Corporate Controller in January 2005 and then served as interim Chief Financial Officer from June 15, 2006 to October 29, 2006.  Since October 30, 2006, Mr. Caminos has served as Vice President — Finance and Chief Accounting Officer.

Mr. Caminos has 23 years of diversified experience in senior accounting and finance positions, primarily with international energy companies and is fluent in Spanish.  Prior to joining the Company, Mr. Caminos served as Director Financial Reporting for the Americas Division at Duke Energy from June 2004 to January 2005. From February 2001 to May 2004, Mr. Caminos served as Financial Reporting Manager and, prior to its sale, as interim Controller for the Europe Division, at Reliant Energy.  Mr. Caminos began his career with the international public accounting firm of KPMG.  He earned a B.S. in Accounting from Bloomsburg University of Pennsylvania and is a Certified Public Accountant.

There is currently no employment agreement between the Company and Mr. Caminos.  There are no family relationships between Mr. Caminos and any director or executive officer of the Company which would require disclosure under Item 401(d) of Regulation S-K and no transactions between Mr. Caminos or any of his immediate family members and the Company or any of its subsidiaries which would require disclosure under Item 404(a) of Regulation S-K.

ITEM 7.01.                                 Regulation FD Disclosure.

In connection with the appointment of Mr. Caminos, the Company issued a press release on May 31, 2007, which is being furnished as Exhibit 99.1 to this report.

ITEM 9.01.                                 Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description

Exhibit 99.1	BPZ Energy, Inc. Press Release, dated May 31, 2007, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ ENERGY, INC.
(Registrant)

Dated: May 31, 2007	By:	/s/ Edward G. Caminos
	Name:	Edward G. Caminos
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	BPZ Energy, Inc. Press Release, dated May 31, 2007.